EXHIBIT 3.1

                            CERTIFICATE OF FORMATION

                                       OF

                              BMW FS SECURITIES LLC



            This Certificate of Formation of BMW FS Securities LLC (the "LLC"), dated as of February 27, 2001, is being duly executed and filed by Norbert Mayer, as an authorized person, to form a limited liability company under the Delaware Limited Liability Company Act (6 Del.C, ss.18-101, et seq.)

            FIRST. The name of the limited liability company formed hereby is BMW FS Securities LLC.

            SECOND. The address of the registered office of the LLC in the State of Delaware is c/o The Corporation Trust Company, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801.

            THIRD. The name and address of the registered agent for service of process on the LLC in the State of Delaware is The Corporation Trust Company, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801.

            IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation as of the date first above written.



                                      /s/ Norbert Mayer
                                    ---------------------------
                                    Name:  Norbert Mayer
                                    Authorized Person